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                                                                   EXHIBIT 10(p)

[Collaborative Evaluation Agreement between the Company and Chiron Corporation]


                       COLLABORATIVE EVALUATION AGREEMENT

This Agreement is made by and between Chiron Corporation, 4560 Horton Street, Emeryville, California 94608 ("Chiron"), and SIGA Pharmaceuticals, Inc., 666 Third Avenue, 30/th/ Floor, New York, New York 10017 ("SIGA"), effective July 1, 1997, as follows:

     1.   Evaluation.  Chiron and SIGA desire to collaborate on evaluating the
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utility of gram-positive commensal bacteria as vectors for inducing mucosal immunity as set forth in the SIGA/Chiron Research Project proposal attached hereto as Exhibit A and incorporated herein (the "Evaluation").

     2.   Materials:
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          2.1  Chiron Materials:  Chiron shall provide its proprietary HSV gD2
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and HIV gp120 and gp120 V3 loop plasmids  (the "Chiron Materials") to SIGA solely for SIGA's use in conducting the Evaluation. Chiron retains sole ownership of the Chiron Materials. SIGA may not use the Chiron Materials for any other purpose, nor may SIGA take, send or otherwise provide the Chiron Materials to any third party except as expressly permitted herein, without Chiron's prior written approval.

          2.1.1 Chiron acknowledges that SIGA plans to perform part or all of the Evaluation at laboratory facilities located at Rockefeller University, Oregon State University and/or Emory University under the direction of one or more SIGA employees as described in Exhibit A, and Chiron hereby consents to such performance.

          2.1.2 SIGA represents and warrants that all personnel, including employees of SIGA, Rockefeller University, Oregon State University and/or Emory University, who will be involved in the performance of the Evaluation are and shall be bound by: (a) confidentiality obligations at least as strict as those set forth herein; and (b) an obligation to assign all Inventions (as defined in
Section 3 herein) to SIGA and to cooperate with SIGA in connection with patenting such Inventions. SIGA agrees that it will not permit persons not bound by such obligations to work on the Evaluation.

          2.2  SIGA Materials:  SIGA owns and/or has licensed certain gram-
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positive commensal bacteria and related technology, including without limitation the gram-positive commensal bacteria and related technology licensed from Rockefeller University, Oregon State University and/or Emory University (the "SIGA Materials"). SIGA retains sole ownership of the SIGA Materials.

          2.3  Joint Materials:  Using the SIGA Materials, SIGA shall make
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recombinant constructs expressing heterologous genes contained within the Chiron
Materials (the "Joint Materials") and shall provide the Joint Materials to
Chiron solely for its performance of the Evaluation. Subject to the terms of this Agreement, Chiron and SIGA shall jointly own the Joint Materials. Neither Chiron nor SIGA may take, send or otherwise provide the Joint Materials to any
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third party without the prior written approval of both Chiron and SIGA.

     3.   Results, Inventions and Invention Disclosures.
          ---------------------------------------------

          3.1 Chiron and SIGA shall jointly evaluate the results of the Evaluation and the Joint Materials and shall consult with each other as needed regarding the proposed course of the Evaluation. For the purposes of this Agreement, the results of the Evaluation shall be considered Confidential Information of Chiron and SIGA as defined in Section 4 herein.

          3.2  Invention; Invention Disclosure.  Each party shall promptly
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provide a full written disclosure to the other (an "Invention Disclosure")
describing any invention, improvement, or discovery arising out of its conduct of the Evaluation (an "Invention").

     4.   Confidentiality and Non-Use Obligations.  During the course of the
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Evaluation Chiron and SIGA may each provide confidential information, including but not limited to each party's proprietary materials, research and development data and plans, proprietary technologies, business or research strategies, trade secrets and material embodiments thereof (each party's "Confidential Information"), to the other solely for the recipient's conduct of the Evaluation.

          4.1 Confidential Information shall be provided in writing, marked "confidential", or if disclosed orally, reduced to writing, marked "confidential", and provided to the recipient within thirty (30) days of such oral disclosure.

          4.2 The recipient shall maintain the disclosing party's Confidential Information in confidence. The recipient shall use the disclosing party's Confidential Information solely for its conduct of the Evaluation, unless the recipient has received the prior written approval of the disclosing party.

          4.3 The recipient's obligations hereunder shall not apply to any information which: (i) can be shown by contemporaneous documentation of the recipient to have been in its possession prior to receipt from the disclosing party; (ii) is or becomes, through no fault of the recipient, publicly known;
(iii) is furnished to the recipient by a third party without breach of a duty to the disclosing party; (iv) is independently developed by the recipient without access to the disclosing party's Confidential Information; or (v) is required to be disclosed by operation of law, provided that the disclosing party has received advance notice of the proposed disclosure by the recipient.

          4.4 Upon request by the disclosing party, the recipient shall return or provide satisfactory evidence of the destruction of all Confidential Information furnished hereunder and any notes, copies, summaries or extracts thereof, provided that the recipient may retain one (1) copy of the disclosing party's Confidential Information in its legal archives in order to monitor its obligations hereunder.

     5.   Intellectual Property Rights.  Chiron and SIGA acknowledge that the
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conduct of the Evaluation may result in Inventions or know-how of commercial value, and they agree to collaborate so as to protect the proprietary nature of such Inventions or know-how. Inventorship of any Inventions arising from the conduct of the Evaluation shall be determined by the patent laws of the
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United States and, subject to the terms of this Agreement, ownership shall follow therefrom. SIGA represents and warrants that its conduct of the Evaluation will not result in the creation of any rights to any third parties. Except as expressly set forth in this Agreement, no party shall obtain rights in or a license to any patent, copyright, trademark or other property right of the other.

          5.1  Definitions:  As used in this Agreement:
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          5.1.1  "Chiron Inventions" shall mean Inventions invented solely by
Chiron employees or persons obligated to assign their Inventions to Chiron. Chiron retains all right, title, and interest in and to all Chiron Inventions.

          5.1.2 "SIGA Inventions" shall mean Inventions invented solely by employees of SIGA or persons obligated to assign their Inventions to SIGA. Subject to the provisions of Section 6 herein, SIGA retains all right, title, and interest in and to all SIGA Inventions.

          5.1.3 "Joint Inventions" shall mean Inventions invented jointly by employees of Chiron or persons obligated to assign Inventions to Chiron, and employees of SIGA or persons obligated to assign Inventions to SIGA. Subject to the provisions of Section 6 herein, Chiron and SIGA shall jointly own all Joint Inventions.

          5.2  Right to File Patents:
               ---------------------

          5.2.1 Each party shall have the sole right to file, prosecute and maintain patent applications and patents with respect to its solely owned materials and Inventions, at its sole expense.

          5.2.2 With respect to Joint Inventions, the parties shall mutually determine which party shall file, prosecute and maintain patent applications and patents on behalf of the parties jointly. Unless otherwise agreed, the parties shall share equally all out-of-pocket patent costs with respect to such Joint Inventions.

     6.   License and Option Rights.
          -------------------------

          6.1 Subject to each party's obligations hereunder regarding the Joint Materials and each party's Confidential Information, Chiron and SIGA shall each have a co-exclusive license, without the right to sublicense, to use the results of the Evaluation solely for its internal research purposes.

          6.2 Chiron shall also have a right of first negotiation with regard to a license in any patents or patent applications relating to any SIGA Invention or Joint Invention, and in any patents or patent applications owned or licensed by SIGA necessary to practice SIGA Inventions and Joint Inventions. Chiron must notify SIGA in writing of its intent to negotiate such license within ninety (90) days after its receipt of SIGA's Invention Disclosure and completion of the Evaluation or termination of this Agreement, whichever is later. If Chiron does not so notify SIGA or if the parties are unable to enter into a license agreement on mutually satisfactory terms, then SIGA shall have the
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right to license any such patents or patent applications to any third party.

     7.   Publications.  Chiron and SIGA are free to present or publish the
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findings of the Evaluation in a thesis, scientific publication, or public, noncommercial conference provided that: (a) no Chiron Confidential Information is revealed by SIGA, and no SIGA Confidential Information is revealed by Chiron thereby; and (b) at least thirty (30) days prior to submission thereof to a publisher or any third party, the publishing party shall have delivered copies of the proposed presentation or publication to the other party for review. Said other party may, within forty five (45) days of such delivery, object to the publication or presentation because there would be a disclosure of Chiron or SIGA Confidential Information, or because there is patentable subject matter in which said other party has an interest which needs protection. Upon written objection, Chiron or SIGA shall refrain from disclosing the other's Confidential Information. Upon written objection regarding disclosure of patentable subject matter, Chiron and SIGA shall, for up to ninety (90) days from initial delivery, delay disclosing such patentable subject matter in order to permit the filing of patent applications thereon. The parties shall, in any publication, acknowledge the contributions and publications of the other as scientifically appropriate.

     8.   Compliance with Law.   Each party shall conduct the Evaluation in
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compliance with all applicable laws and regulations including, where applicable, those relating to the treatment of laboratory animals and current NIH guidelines. Each party shall use any materials received from the other only in laboratory animals or in in vitro experiments, and not in human beings.

     9.   Indemnification.  Except to the extent caused by the negligence or
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willful misconduct of the indemnified party, its employees, agents or representatives, each party shall indemnify and hold the other harmless from and against any loss, cost, expense, damages or liability, including reasonable attorney's fees, arising at any time in connection with the indemnified party's conduct of the Evaluation.

     10.  Notices.  Routine notices of conditions or situations affecting the
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Evaluation shall be given in writing between Drs. Hruby, Fischetti and Jones of
SIGA and Dr. Gail Barchfeld of Chiron. All other notices will be given in writing and delivered by mail or facsimile to the parties as follows:

     In the case of SIGA:

               SIGA Pharmaceuticals
               666 Third Avenue, 30/th/ Floor
               New York, New York 10017
               Attention:  Joshua D. Schein, Ph.D., Chief Financial Officer

     In the case of Chiron:

               Chiron Corporation
               4560 Horton Street
               Emeryville, California 94608
               Attention:  Contracts Administrator, Legal Department
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     11.  Independent Contractor. Neither party, nor their respective employees,
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consultants or representatives, shall be considered employees, partners, or agents of the other party. Neither party may make any representations or commitments on the other party's behalf nor may one party use the other party's name or trademarks in any public disclosure, without the named party's prior written consent.

     12.  Term, Termination, Amendment and Survival.
          ------------------------------------------

          12.1 This Agreement shall terminate on the first anniversary of the effective date of this Agreement.

          12.2 This Agreement may be terminated by either party upon thirty (30) days prior written notice to the other party.

          12.3 This Agreement may be amended or renewed only with the written agreement of both parties.

          12.4 The obligations of Sections 2, 3, 4, 5, 6, 7 and 9 shall survive termination or expiration of this Agreement.

     13.  Assignment.  Neither party not assigned or transfer this Agreement
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without the written consent of the other party, which consent shall be not be unreasonably withheld.

     15.  Entire Agreement.  This Agreement is the entire agreement of the
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parties relating to the Evaluation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CHIRON CORPORATION                                 SIGA PHARMACEUTICALS


By:  /s/ Leander Lauffer                      By:    /s/ David H. de Weese
     --------------------                        -------------------------
     Leander Lauffer, Ph.D.                      Authorized Representative
     Vice President, Business Development
     Chiron Vaccines                          Name:  David H. de Weese
                                                   -----------------------

                                              Title: President and CEO
                                                    ----------------------